SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

TEXTRON INC.
(Exact Name of Registrant as Specified in Its Charter)

                  Delaware                                  05-0315468
(State or Other Jurisdiction of (I.R.S. EmployerIncorporation or Organization)
                              Identification no.)40 Westminster street
 providence, rhode island   02903
(Address of Principal Executive Offices) (Zip Code)

PAUL REVERE SAVINGS PLAN
(Full Title of the Plan)
_____________________________

THOMAS D. SOUTTER, ESQ.
Executive Vice President and General Counsel
Textron Inc.
40 Westminster Street
Providence, Rhode Island  02903
        (Name and Address of Agent For Service)
401-421-2800
(Telephone Number, Including Area Code, of Agent For Service)


CALCULATION OF REGISTRATION FEE


                                 Proposed Maximum Proposed Maximum Amount of
Title of Securities Amount to be Offering Price   Aggregate       Registration
to be Registered    Registered   Per Share        Offering Price      Fee
____________________________________________________________________________

 Common Stock,
  .125 par value...  1,000,000 shs. $52.3125 (1)  $52,312,500(1) $18,038.80(1)


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee, on the basis of the average high and low prices per share of the Registrant's Common Stock on the New York Stoc Exchange Composite Tape on July 25, 1994.

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PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference

The following documents are incorporated by reference in this registration statement:

(a)Textron's Annual Report on Form 10-K for the fiscal year ended January 1,
1994.

(b)Textron's Quarterly Report on Form 10-Q for the quarter ended April 2, 1994.

(c)The descriptions of Textron's Common Stock and the associated Preferred Stock Purchase Rights which are contained in registration statements filed under the Securities Exchange Act of 1934, including any amendments or reports for the purpose of updating such descriptions.

All documents subsequently filed by Textron and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

Inapplicable.

Item 5.  Interests of Named Experts and Counsel

Inapplicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law and Article XII of Textron's By-Laws contain provisions for indemnification of directors and officers in certain circumstances which may include indemnity against expenses, including attorney's fees, and judgments, fines and amounts paid in settlement under the Securities Act of 1933. Also, Textron has obtained policies of directors' and officers' liability insurance which contain additional provisions for indemnification of directors and officers in certain circumstances and has entered into indemnity agreements with its directors and officers indemnifying them against certain liabilities out of their service as officers or directors of Textron and its affiliates.



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Item 7.  Exemption from Registration Claimed

Inapplicable.

Item 8.  Exhibits

4 Restated Certificate of Incorporation of Textron, as filed March 24, 1988, incorporated by reference to Exhibit 3.1 to Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 1988.

5(a) Opinion and Consent of Thomas D. Soutter, Esq., Executive Vice President
     and General Counsel of Textron.
5(b) In lieu of opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter, reference is made to Item 9 for the undertaking of Textron to submit the Plan to the Internal Revenue Service and to qualify the Plan.

23 Consent of Ernst & Young; reference is made to Exhibit 5(a) for the consent of Thomas D. Soutter, Esq.

24(a) Powers of Attorney
24(b) Certified Resolutions of the Board of Directors of Textron

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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(2)  That, for the purpose of determining any liability under the Securities
     Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offereing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unevforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 28th day of July, 1994.

                  TEXTRON INC.
                      (Registrant)


               /s/W. Robert Kemp
By....................................
              W. Robert Kemp
              Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 28th day of July, 1994, by the following persons in the capacities indicated.

       Name                        Title

*                                  Chairman and Chief Executive
...............................    Officer, Director
          (James F. Hardymon)      (principal executive officer)


*                                  President and Chief Operating
.............................      Officer, Director
          (Lewis B. Campbell)

*                                  Director
.............................
           (H. Jesse Arnelle)

*                                  Director
............................
       (R. Stuart Dickson)

*                                  Director
............................
          (B. F. Dolan)


*                                  Director
............................
       (Webb C. Hayes, III)

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*                                  Director
............................
      (John D. Macomber)


*                                  Director
...........................
  (Barbara Scott Preiskel)

*                                  Director
..........................
      (Sam F. Segnar)

*                                  Director
..........................
      (Jean Head Sisco)

*                                  Director
.........................
      (John W. Snow)

*                                  Director
.........................
      (Martin D. Walker)

                                   Director
.........................
     (Thomas B. Wheeler)


*                                  Executive Vice President
                                   and Chief Financial Officer
.........................          (principal financial officer)
  (Richard A. McWhirter)


*                                  Vice President and Controller
.........................          (principal accounting officer)
   (William P. Janovitz)

*

/s/W. Robert Kemp
*By......................
        W. Robert Kemp
        Attorney-in-fact
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EXHIBIT INDEX

Exhibit No.                            Description

4 Restated Certificate of Incorporation of Textron, as filed March 24, 1988, incorporated by reference to
                         Exhibit 3.1 to Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 1988.

5(a) Opinion and Consent of Thomas D. Soutter, Esq., Executive Vice President and General Counsel of Textron

5(b) In lieu of opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service determination letter, reference is made to Item 9 for the undertaking of Textron to submit the Plan to the Internal Revenue Service and to qualify the Plan.

23                       Consent of Ernst & Young; reference is made to
                         Exhibit 5(a) for the consent of Thomas D.
                         Soutter, Esq.

24(a)                    Powers of Attorney
24(b)                    Certified Resolutions of the Board of Directors
                         of Textron.

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